SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.___)

Filed by the Registrant                       |X|
Filed by a Party other than the Registrant    |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        NEUTRAL POSTURE ERGONOMICS, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
            ____________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

      5)    Total Fee Paid:
            ____________________________________________________________________


|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:  _________________________________________
      2)    Form Schedule or Registration Statement No.:  ____________________
      3)    Filing Party:  ___________________________________________________
      4)    Date Filed:  _____________________________________________________

                     [NEUTRAL POSTURE ERGONOMICS, INC. LOGO]

                        NEUTRAL POSTURE ERGONOMICS, INC.

Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc. (the "COMPANY") on Friday, November 10, 2000, at 9:00 a.m., local time. The meeting will be held at the Brazos Center, 3232 Briarcrest Drive, Bryan, Texas 77802.

At the meeting, you will be asked to consider and elect two directors to serve until the 2003 Annual Meeting of Shareholders. Your Board of Directors has unanimously nominated these persons for election as director. You are also being asked to vote on the following items:

      (1) approval of an increase in the number of shares available to be issued under the Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan from 200,000 to 500,000; and

      (2) ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001.

Information about the business of the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company over the last year. Officers of the Company will be present to respond to questions from shareholders.

The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please fill out, sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

A copy of the Company's 2000 Annual Report on Form 10-KSB is also enclosed. On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                   Sincerely,

                                   /s/ REBECCA E. BOENIGK
                                       REBECCA E. BOENIGK
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER

October 16, 2000

                        NEUTRAL POSTURE ERGONOMICS, INC.
                              3904 N. Texas Avenue
                               Bryan, Texas 77803
                            Telephone (979) 778-0502

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD FRIDAY, NOVEMBER 10, 2000

The Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc., a Texas corporation (the "COMPANY"), will be held at the Brazos Center, 3232 Briarcrest Drive, Bryan, Texas 77802, on Friday, November 10, 2000 at 9:00 a.m., local time, for the following purposes:

      (1) To elect two persons to serve as Class III directors until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

      (2) To approve an increase in the number of shares available to be issued under the Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan from 200,000 to 500,000;

      (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001; and

      (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 10, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on October 10, 2000 are entitled to notice of, and to vote at, such meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination at 3904 N. Texas Avenue, Bryan, Texas 77803, for ten days prior to and during the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE ENCOURAGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ JAYE E. CONGLETON
                                        JAYE E. CONGLETON
                                        EXECUTIVE VICE PRESIDENT-PRODUCT
                                        DEVELOPMENT AND SECRETARY

Bryan, Texas
October 16, 2000

                        NEUTRAL POSTURE ERGONOMICS, INC.
                              3904 N. Texas Avenue
                               Bryan, Texas 77803
                            Telephone (979) 778-0502

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD FRIDAY, NOVEMBER 10, 2000

                    SOLICITATION AND REVOCABILITY OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neutral Posture Ergonomics, Inc., a Texas corporation (the "COMPANY"), for use at the Annual Meeting of Shareholders of the Company to be held at the Brazos Center, 3232 Briarcrest Drive, Bryan, Texas 77802, on Friday, November 10, 2000 (the "ANNUAL MEETING") at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. The approximate date on which this proxy statement and accompanying proxy card are first being sent or given to shareholders is October 16, 2000.

Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted in accordance with your directions. If you do not specify on your proxy card how you want to vote your shares, they will be voted:

      o     "FOR" the election of two Class III directors;

      o "FOR" the approval of an increase in the number of shares available to be issued under the Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan (the "OMNIBUS SECURITIES PLAN") from 200,000 to 500,000; and

      o "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending June 30, 2001.

A shareholder executing a proxy may revoke it at any time before it is voted through any of the following actions:

      (1)   by giving written notice to the Secretary of the Company;

      (2)   by subsequently executing and delivering a later dated proxy; or

      (3) by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

On October 10, 2000, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 3,308,800 shares of common stock, par value $.01 per share. Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the shareholders at the Annual Meeting. The affirmative vote of a plurality of the shares of common stock present or represented at the Annual Meeting is required to elect the Class III director and the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting is required to approve each of the other matters to be voted upon at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Directors are elected by a plurality of the votes of the shares represented in person or by proxy. With respect to each of the other matters to be voted upon at the Annual Meeting, shareholders may abstain from voting. Abstentions will be counted as present for such purposes, but will have the effect of a negative vote on such proposals because such proposals require the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting.

Brokers who hold shares in street name for customers may vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive such instructions may vote on the election of directors and the other proposals to be voted upon at the Annual Meeting. A broker non-vote will have no effect on the outcome of the election of directors or the other proposals to be voted upon at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 30, 2000 certain information with regard to the beneficial ownership of the common stock by:

      (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;

      (2)   each director of the Company;

      (3)   each executive officer of the Company; and

      (4)   all directors and executive officers of the Company as a group.

Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.


                                                   SHARES OWNED BENEFICIALLY
                                                   -------------------------
       NAME AND ADDRESS                               NUMBER       PERCENT
       ----------------                              --------      -------
       DIRECTORS AND EXECUTIVE OFFICERS:
       Rebecca E. Boenigk (1)(2)                      916,510        27.7%
       Jaye E. Congleton (1)(3)                       814,440        24.6%
       Tom Peterson (1)                               100,000         3.0%
       EXECUTIVE OFFICERS:
       David W. Ebner (1)                              60,100         1.8%
       Gregory A. Katt (1)(4)                          17,850            *
       Mark E. Benden (1)(5)                           11,100            *
       DIRECTORS:
       Susan P. Bari (6)                                   --            *
       Maryla R. Fitch (7)                              7,000            *
       Dr. Cynthia Pladziewicz (8)                      7,500            *
       John R. Samuel (9)                                  --            *
       ALL DIRECTORS AND EXECUTIVE OFFICERS
       AS A GROUP (10 PERSONS)                      1,934,500        58.0%
       FIVE PERCENT SHAREHOLDERS:
       Rebecca E. Boenigk (1)(2)                      916,510        27.7%
       Jaye E. Congleton (1)(3)                       814,440        24.6%

*     Less than 1%.

(1) The business address for the named person is 3904 N. Texas Avenue, Bryan, Texas 77803.
(2) Includes an aggregate of 18,900 shares in Mrs. Boenigk's daughter's and son's UGMA account, of which Mrs. Boenigk's husband is the custodian. Does not include the shares owned by Mrs. Boenigk's mother, Jaye E. Congleton, as to which Mrs. Boenigk disclaims beneficial ownership.

(3) Includes an aggregate of 4,700 shares in Mrs. Congleton's grandchildren's UGMA accounts, of which Mrs. Congleton is the custodian. Does not include the shares owned by Jaye E. Congleton's daughter, Rebecca E. Boenigk, as to which Mrs. Congleton disclaims beneficial ownership.
(4)   Includes 12,500 shares issuable upon exercise of stock options.
(5)   Includes 5,000 shares issuable upon exercise of stock options.
(6) The business address for the named person is 1120 Connecticut Avenue NW, Suite 950, Washington, DC. 20036.
(7) The business address for the named person is 16400 SE CF Way, Vancouver, Washington 98683. Includes 5,000 shares issuable upon exercise of stock options.
(8) The business address for the named person is 3707 Gaston Avenue, Suite 418, Dallas, Texas 75246 and includes 5,000 shares issuable upon exercise of stock options.
(9) The business address for the named person is 4333 Amon Carter Blvd., MD 5283, Fort Worth, Texas 75261.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Company's Articles of Incorporation divide the Board of Directors into three classes. The term of office of the Class III directors expire at the Annual Meeting. The Class I directors will serve until the 2001 Annual Meeting of Shareholders, and the Class II directors will serve until the 2002 Annual Meeting of Shareholders.

It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. The nominees have consented to being named in this proxy statement and to serve if elected. If any of the nominees become unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that the nominees will be unavailable.

                                     NOMINEE
                       CLASS III -- TERM TO EXPIRE IN 2003

      NAME                           AGE  CURRENT POSITION
      ----                           ---  ----------------

      Rebecca E. Boenigk             36   Chairman of the Board,
                                          Chief Executive Officer and Director

      Susan Phillips Bari            55   Director

                         DIRECTORS CONTINUING IN OFFICE
                        CLASS I -- TERM TO EXPIRE IN 2001

      NAME                           AGE  CURRENT POSITION
      ----                           ---  ----------------

      Maryla R. Fitch                 53  Director

      Dr. Cynthia Pladziewicz         43  Director

      Thomas G. Peterson              35  President, Chief Operating Officer
                                          and Director

                        CLASS II - TERM TO EXPIRE IN 2002

      NAME                            AGE  CURRENT POSITION
      ----                            ---  ----------------

      Jaye E. Congleton               56   Executive Vice President - Product
                                           Development, Secretary and Director

      John R. Samuel                  37   Director

Set forth below is a description of the background of each of the directors continuing in office and the nominees for director of the Company.

REBECCA E. BOENIGK co-founded the Company in 1990 with Jaye E. Congleton and has served as Chairman of the Board since 1990 and Chief Executive Officer since 1996 and served as President from 1990 to 1996. She currently serves in the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders. Mrs. Boenigk also serves on the Industry Advisory Board of the National Science Foundation Industry/University Cooperative Research Center in Ergonomics at Texas A&M University. Mrs. Boenigk is a member of the Human Factor and Ergonomic Society and a member of the Leadership Forum of the Women's Business Enterprise National Council. In 1997, Mrs. Boenigk was awarded, along with her mother, Mrs. Congleton, Ernst and Young's Entrepreneur of the Year award in manufacturing in the Houston region. Mrs. Boenigk is the daughter of Mrs. Congleton, a director and officer of the Company, and Dr. Jerome Congleton, a consultant to the Company.

JAYE E. CONGLETON co-founded the Company in 1990 with Rebecca E. Boenigk and has served as a director, Executive Vice President - Product Development and Secretary of the Company since April 1998 and also served as a director, Executive Vice President and Secretary from 1990 to August 1997. Mrs. Congleton currently serves in the class of directors whose terms expire at the 2002 Annual Meeting of Shareholders. In 1997, Mrs. Congleton was awarded, along with her daughter, Mrs. Boenigk, Ernst and Young's Entrepreneur of the Year award in manufacturing in the Houston region. Mrs. Congleton is the mother of Mrs. Boenigk, the Chairman of the Board and Chief Executive Officer of the Company, and the spouse of Dr. Jerome Congleton, a consultant to the Company.

SUSAN P. BARI has served as a director of the Company since March 2000 and serves in the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders. Mrs. Bari has served as President of the Women's Business Enterprise National Council since 1997. From 1995 to 1997, Mrs. Bari served as President of the Nonprofit Management Corporation that provided counsel to nonprofit organizations and small businesses. Mrs. Bari has also spent five years as Executive Director of the American Women's Economic Development Corporation and three years as Associate Director, Office of Presidential Personnel for the White House.

MARYLA R. FITCH has served as a director of the Company since April 1998 and serves in the class of directors whose terms expire at the 2001 Annual Meeting of Shareholders. Mrs. Fitch has served as Vice President, Corporate Relations and Secretary of Consolidated Freightways Corporation, a freight transportation company, since December 1996 when it was spun-off as a publicly traded company. From 1991 to 1996, Mrs. Fitch served as Vice President, Investor Relations and Secretary of CNF Transportation Inc., former parent of Consolidated Freightways Corporation.

DR. CYNTHIA PLADZIEWICZ has served as a director of the Company since August 1997 and serves in the class of directors whose terms expire at the 2001 Annual Meeting of Shareholders. Since October 1995, Dr. Pladziewicz has worked as a psychologist in private practice. She conducts psychological assessments and pre-surgical psychological screenings, leads psycho-educational and support groups focused on pain management and consults with physicians and hospitals regarding patient treatment related to spine surgery and other medical programs. Dr. Pladziewicz is an attorney who served of counsel to Thompson & Knight, P.C. from 1991 to June 1997. She is an adjunct professor at Southern Methodist University where she teaches classes related to law and psychology.

THOMAS G. PETERSON joined the Company in January 2000 as President and Chief Operating Officer. In March 2000, he was appointed to serve as a director of the Company and currently serves in the class of directors whose term expires at the 2001 Annual Meeting of Shareholders. For the five years prior to joining the Company, Mr. Peterson served as Vice President, Business Development for The International Source for Ergonomics, Inc. ("ISE, Inc."), a Canadian distributor of ergonomic accessory line products marketed primarily in the United States and Canada.

JOHN R. SAMUEL has served as a director of the Company since March 2000 and serves in the class of directors whose terms expire at the 2002 Annual Meeting of Shareholders. Mr. Samuel has served as Vice President-Interactive Marketing for American Airlines since July 1999. From July 1995 to July 1999, Mr. Samuel served as Managing Director-Interactive Marketing and as Director of Revenue Management Development from July 1994 to July 1995.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a plurality of the shares represented at the meeting and entitled to vote is required to elect the nominees for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                      MEETINGS OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met eight times during fiscal year 2000. During fiscal year 2000, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period.

The Board of Directors has established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 2000 are described below. The Board of Directors does not have a standing nominating committee.

AUDIT COMMITTEE. The Board of Directors has a standing audit committee (the "AUDIT COMMITTEE") which provides the opportunity for direct communications between the independent public accountants and the Board of Directors. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are currently Ms. Fitch, Dr. Pladziewicz and Mrs. Bari. The Audit Committee met three times during fiscal year 2000.

COMPENSATION COMMITTEE. The Board of Directors also has a standing compensation committee (the "COMPENSATION COMMITTEE") that provides recommendations to the Board of Directors regarding salaries and other compensation of executive officers of the Company. The members of the Compensation Committee are currently Dr. Pladziewicz, Ms. Fitch, Mrs. Bari and Mr. Samuel. The Compensation Committee met two times during fiscal year 2000.

                            COMPENSATION OF DIRECTORS

Directors who are not also employees of the Company received options to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of the common stock upon joining the Board of Directors. Such options vest one year after the date of grant. Directors are also paid a fee of $1,000 per board meeting attended and $750 per board committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at such meetings. Other than with respect to reimbursement of expenses, directors who are employees of the Company do not receive additional compensation for their services as a director.

                                   PROPOSAL 2
   APPROVAL TO INCREASE THE NUMBER OF SHARES AVAILABLE TO BE ISSUED UNDER THE
          NEUTRAL POSTURE ERGONOMICS, INC 1997 OMNIBUS SECURITIES PLAN

GENERAL

The Board of Directors adopted and approved the Omnibus Securities Plan effective as of September 22, 1997. The Company's shareholders at the time also approved the Omnibus Securities Plan. Under the Omnibus Securities Plan, an employee (including an employee who is also a director or an officer), director or consultant of the Company whose judgment, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to receive awards ("AWARDS") under the Omnibus Securities Plan at the discretion of the Compensation Committee.

In efforts to provide the Board flexibility in determining compensation and incentive levels, the Company is seeking the approval of the shareholders to increase the number of shares available to be issued under the Omnibus Securities Plan from 200,000 to 500,000. As of June 30, 2000, the Omnibus Securities Plan had 45,095 available for issuance under the plan. A copy of the proposed amendment to the Omnibus Securities Plan is attached hereto as APPENDIX A.

The provisions of the Omnibus Securities Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the Omnibus Securities Plan.

Nothing in the Omnibus Securities Plan or in any Award grant pursuant to it confers upon any employee any right to continue in the employ of the Company.

The proceeds from the sale of common stock pursuant to the exercise or payment for Awards under the Omnibus Securities Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of an award granted pursuant to the Omnibus Securities Plan does not have any of the rights or privileges of a shareholder, except with respect to shares that have been actually issued.

PURPOSE

The purposes of the Omnibus Securities Plan are:

      (1) to attract and retain the services of key management employees of the Company and its subsidiaries;

      (2) to provide such employees with a proprietary interest in the Company;

      (3)   to increase the interest of such employees in the Company's welfare;

      (4) to furnish an incentive to such employees to continue their services for the Company; and

      (5) to provide a means through which the Company may attract able persons.

ELIGIBILITY

Employees (including employees who are also directors or officers), directors or consultants of the Company whose judgment, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company are eligible to be granted Awards under the Omnibus Securities Plan at the discretion of the Compensation Committee; provided, that only employees are eligible to receive incentive stock options. The Company had approximately 91 employees, four outside directors and one consultant, at the date of this proxy statement, all of whom are eligible to participate in the Omnibus Securities Plan.

SHARES

The aggregate number of shares of common stock that may be issued under the Omnibus Securities Plan is currently 200,000 shares. The unexercised portion of any terminated, expired, exchanged, or forfeited Award or an Award settled in cash in lieu of shares, shall be available for further Awards under the Omnibus Securities Plan.

If the shareholders approve the proposal, the number of shares available to be issued under the Omnibus Securities Plan will increase from 200,000 to 500,000.

ADMINISTRATION

The Omnibus Securities Plan is interpreted and administered by the Compensation Committee of the Board of Directors, which must be comprised solely of at least two outside directors of the Company. Each member of the Compensation Committee must also be at the time of his or her appointment and while serving as a member thereof a "NON-EMPLOYEE DIRECTOR" as such term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended ("1934 ACT").

The Compensation Committee has full authority, in its discretion, to:

      (1) determine and designate the eligible persons to whom Awards will be granted;

      (2) determine the nature, amount, pricing, timing and other terms of the Award;

      (3)   interpret the Omnibus Securities Plan;

      (4) prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Omnibus Securities Plan; and

      (5) make such other determinations and take such other actions as it deems necessary or advisable in the administration of the Omnibus Securities Plan.

The types of Awards which the Compensation Committee has authority to grant consist of:

      (1)   incentive stock options;

      (2)   non-qualified stock options;

      (3)   restricted stock; and

      (4)   stock appreciation rights.

AWARDS

GENERAL. No participant may receive during any fiscal year Awards covering an aggregate of more than 100,000 shares of common stock.

No portion of any Award may be exercised after the expiration of ten years from its date of grant. However, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary) and an incentive stock option is granted to such employee, the term of such incentive stock option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS. The option price for each stock option is determined by the Compensation Committee. The option price for a non-qualified stock option shall be such price as determined by the Compensation Committee; provided, however, such option price shall not be less than the par value per share of the common stock. The option price for an incentive stock option shall be at least 100% of the fair market value of the share on the date of grant. If an incentive stock option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the common stock on the date of grant. Under the Omnibus Securities Plan, fair market value for a particular date is generally the closing price per share of the common stock on such date.

The Compensation Committee may not grant incentive stock options under the Omnibus Securities Plan to any employee which would permit the aggregate fair market value of the common stock with respect to which incentive stock options (under this and any other plan of the Company and its subsidiaries) are exercisable for the first time by such employee during any calendar year to exceed $100,000.

A stock option may be exercised in whole or in part according to the terms of the stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased and the date of exercise. The exercise price for each stock option may be paid by the participant as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) common stock owned by the participant on the exercise date, valued at its fair market value on the exercise date, (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of common stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or
(d) in any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion. Fractional shares are not issued upon exercise of a stock option.

Subject to the foregoing and the other provisions of the Omnibus Securities Plan, stock options granted under the Omnibus Securities Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Compensation Committee. SEE "AWARD AGREEMENTS" below.

RESTRICTED STOCK. Restricted stock may be awarded by the Compensation Committee subject to such conditions and restrictions as the Compensation Committee deems appropriate at the time of grant. Conditions may be based on, among other things, achievement of pre-established performance goals and objectives.

A participant can exercise an Award of restricted stock by delivering a written notice to the Compensation Committee setting forth the number of shares of common stock with respect to which the Award of restricted stock is to be exercised and the date of exercise thereof which shall be at least three days after giving such notice unless an earlier time shall have been mutually agreed upon. On the exercise date, the participant shall deliver to the Company consideration with a value equal to the total restricted stock price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) by the participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the participant chooses to pay the purchase price as so provided, the participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Compensation Committee shall prescribe as a condition of such payment procedure, or (c) in any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion.

The participant shall pay the Company an amount at least equal to the par value of the common stock awarded to the participant. From the date a participant becomes the holder of record of restricted stock, a participant has all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

The terms and conditions of Awards in the form of restricted stock are set forth in an Award agreement.

STOCK APPRECIATION RIGHTS. The Compensation Committee may in its discretion grant stock appreciation rights to participants in the Omnibus Securities Plan. Stock appreciation rights entitle the holder, upon exercise of the right, to receive cash or common stock from the Company equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares covered by the stock appreciation right, or portion thereof, which is exercised. The number of shares of common stock, if any, payable to a participant upon exercise of a stock appreciation right is determined by reference to the fair market value of the common stock on the date of exercise.

Stock appreciation rights may be exercised by the delivery of written notice to the Compensation Committee setting forth the number of shares of common stock with respect to which the stock appreciation rights are to be exercised and the date of exercise thereof shall be at least three days after giving such notice unless an earlier time shall have been mutually agreed upon.

Stock appreciation rights may be granted in tandem with any other Award under the Omnibus Securities Plan. In the event a stock appreciation right is granted in tandem with a stock option, the stock appreciation right will be exercisable only to the extent the related stock option is exercisable. The exercise of the stock appreciation right will result in the termination, to the extent of such exercise, of the related stock option and vice versa.

The price for a stock appreciation right for any share of common stock shall be at least 100% of the fair market value of the share on the date of grant.

All stock appreciation rights granted to participants who are directors, officers or ten percent or greater shareholders of the Company shall be subject to the short-swing profit rules promulgated under Section 16 of the 1934 Act. The terms and conditions of Awards in the form of stock appreciation rights are set forth in Award agreements.

AWARD AGREEMENTS

Awards under the Omnibus Securities Plan are evidenced by Award agreements that specify the terms and conditions of the Award. Award agreements contain terms relating to:

      (1)   type of Award granted;

      (2)   date of grant;

      (3)   total number of shares of common stock subject to the Award;

      (4)   option price (if applicable);

      (5)   Award period;

      (6)   time for exercise; and

      (7) other terms, provisions, limitations and performance requirements as are approved by the Compensation Committee, but not inconsistent with the Omnibus Securities Plan.

ADJUSTMENT

In the case of any stock dividend, stock split, share combination, exchange, recapitalization or other similar event or occurrence, of or by the Company, the Compensation Committee shall make appropriate adjustments to the number of shares subject to purchase or award and the purchase price under outstanding Awards to prevent the dilution or enlargement of rights. In addition, if such an event occurs, the number and kind of shares that may be offered under the Omnibus Securities Plan will be proportionately adjusted by the Compensation Committee.

In the event the Company dissolves, liquidates, winds up its affairs or transfers a significant portion of its assets to another entity, then under certain circumstances, a holder of an option will be entitled to receive, in lieu of each share of common stock of the Company which such participant would have been entitled to receive under the Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of common stock of the Company.

In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of common stock subject to the unexercised portions of such outstanding Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of common stock held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Awards may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all of the shares of common stock subject to such outstanding Awards.

CHANGE OF CONTROL

In the event of a Change of Control (as defined in the Omnibus Securities Plan), all unmatured installments of Awards outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Compensation Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

AMENDMENT AND TERMINATION OF THE PLAN

The Omnibus Securities Plan terminates on September 22, 2007. The Omnibus Securities Plan provides that the Company's Board of Directors may, from time to time, amend, suspend or discontinue the Omnibus Securities Plan without the consent of the participants; provided that the Board shall seek shareholder approval to the extent it deems necessary to maintain an exemption under 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

The Omnibus Securities Plan is not a "qualified plan" within the meaning of
Section 401 of the Code. Recipients of cash Awards under the Omnibus Securities Plan will recognize ordinary income equal to the amount of the Award and recipients of Awards of common stock will recognize ordinary income equal to the fair market value of the common stock on the date of Award. Employees will also recognize capital gain or loss upon the subsequent disposition of the shares of common stock equal to the difference between the sale price of the shares and the fair market value of the shares on the date of Award. Any such capital gain or loss generally will be deemed to be a short-term capital gain or loss unless the shares are held as a capital asset for at least one year prior to their sale.

Long-term capital gains are currently taxed at a maximum rate of 20% and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five different marginal rates, ranging from 15% to 39.6%, depending upon a taxpayer's income level.

In certain cases, the Company will be entitled to report as a compensation expense an amount equal to the amount awarded in cash or the fair market value of the shares awarded. The Company is required to withhold federal, state or local taxes at applicable rates from Awards made, and under certain circumstances the Company may satisfy its withholding obligations by withholding appropriate amounts from other compensation payable by the Company to the recipient of the Award.

The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change. Each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the Omnibus Securities Plan.

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of Awards under present law.

INCENTIVE STOCK OPTIONS. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or at the time of exercise of an incentive stock option. However, the exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

RESTRICTED STOCK. A recipient of restricted stock will not recognize any taxable income for Federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

STOCK APPRECIATION RIGHTS. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of stock appreciation rights. Any cash received in payment of stock appreciation rights will be treated as compensation received by the optionee in the year in which the optionee receives the cash payment. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

OTHER TAX MATTERS. The exercise by a recipient of a stock option or the lapse of restrictions on restricted stock in certain circumstances, may result in:

      (1) a 20% Federal excise tax (in addition to Federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

      (2) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

NEW PLAN BENEFITS

It is not possible to determine the number of shares that will in the future be awarded under the Omnibus Securities Plan to any particular individual. However, set forth below are the number of options that were granted to the persons listed below during fiscal year 2000 under the terms of the Omnibus Securities
Plan:



            NAME AND POSITION               DOLLAR VALUE    NUMBER OF OPTIONS
            -----------------               ------------    -----------------

            Rebecca E. Boenigk, Chairman          -                 -
              of the Board and
              Chief Executive Officer

            Thomas G. Peterson, President       $2.50             80,000
              and Chief Operating Officer

            David W. Campbell, Former             -                 -
              President

            All current executive officers
              (as a group)                      $2.50            120,000

            All current directors who are         -                 -
              not also executive officers
              (as a group)

            All employees, including              -                 -
              non-executive officers (as a
              group)


VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to approve the increase in the number of shares available to be issued under the Omnibus Securities Plan from 200,000 to 500,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.


                                   PROPOSAL 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2001, subject to shareholder ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                               EXECUTIVE OFFICERS

The executive officers of the Company, who are elected by the Board of Directors of the Company and serve at its discretion, are as follows:

      NAME                          AGE               CURRENT POSITION
      ----                          ---               ----------------
      Rebecca E. Boenigk             36               Chairman of the Board and
                                                      Chief Executive Officer

      Thomas G. Peterson             35               President and Chief
                                                      Operating Officer

      Jaye E. Congleton              56               Executive Vice President -
                                                      Product Development and
                                                      Secretary

      Mark E. Benden                 33               Vice President -
                                                      Engineering

      David W. Ebner                 39               Vice President -
                                                      Operations

      Gregory A. Katt                42               Vice President,
                                                      Chief Financial
                                                      Officer and Treasurer

The business experience of Mrs. Boenigk, Mr. Peterson and Mrs. Congleton is included under "Proposal 1: Election of Directors."

MARK E. BENDEN served as Director of Engineering from January 1998 to September 1998 and as Vice President -Engineering since September 1998. Prior to these positions, from 1992 to 1998, he was a regional ergonomic and safety engineer for Johnson and Johnson, Inc., a publicly traded manufacturer and retailer of a broad range of products in the health care field.

DAVID W. EBNER has served as Vice President - Operations since 1995. From 1994 to 1995, Mr. Ebner served as the Company's Plant Manager. From 1982 to 1994, Mr. Ebner was the Manager of Facilities and Operations for CompuAdd, Inc., a computer manufacturer and retailer.

GREGORY A. KATT has served as Vice President and Chief Financial Officer of the Company since May 1997 and as Treasurer of the Company since August 1997. Mr. Katt served as Treasurer of American Exploration Company, a publicly traded oil and gas exploration and production company, from June 1995 to May 1997 and as its Director of Corporate Reporting, Budgeting and Tax from June 1992 to June 1995.

                             EXECUTIVE COMPENSATION

The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1998, 1999 and 2000, with respect to those persons who were during fiscal year 2000 (1) the Chief Executive Officer and (2) the other executive officers of the Company that earn over $100,000 per year and (3) other individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year (collectively, with the Chief Executive Officer, the "NAMED EXECUTIVE OFFICERS").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                                --------------------------------------------

         NAME AND                                             OTHER ANNUAL
  PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)(1)    COMPENSATION ($)
----------------------   ----   ----------   ------------   ----------------
Rebecca E. Boenigk       2000   $  204,000   $          0   $              0
  Chairman of the        1999   $  200,000   $     20,614   $              0
  Board and Chief        1998   $  200,000   $          0   $              0
  Executive Officer

Thomas G. Peterson (5)   2000   $   75,000   $          0   $              0
  President and Chief
  Operating Officer

David W. Campbell (8)    2000   $        0   $          0   $              0
  Former President       1999   $  105,000   $          0   $              0
                         1998   $  135,000   $          0   $              0
                                        LONG TERM COMPENSATION
                         -----------------------------------------------------
                                       AWARDS                        PAYOUTS
                         ------------------------------------      -----------
                                               SECURITIES
         NAME AND           RESTRICTED         UNDERLYING             LTIP          ALL OTHER
  PRINCIPAL POSITION     STOCK AWARD(S)($)   OPTIONS/SARS (#)      PAYOUTS ($)   COMPENSATION ($)
----------------------   -----------------   ----------------      -----------   ----------------
Rebecca E. Boenigk       $               0                  0      $         0   $     14,960 (2)
  Chairman of the        $               0                  0      $         0   $     14,960 (3)
  Board and Chief        $               0                  0      $         0   $     14,960 (4)
  Executive Officer

Thomas G. Peterson (5)   $               0             80,000 (6)  $         0   $      3,900 (7)
  President and Chief
  Operating Officer

David W. Campbell (8)    $               0                  0      $         0   $          0
  Former President       $               0                  0      $         0   $    272,486 (9)
                         $               0                  0      $         0   $     11,480 (10)

----------------

(1) Represents performance bonuses actually received for the fiscal year indicated. Such bonuses are typically received in September for the prior fiscal year.

(2) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $2,960.

(3) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $2,960.

(4) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $2,960.

(5)   Thomas G. Peterson joined the Company in January 2000

(6) On February 23, 2000, Mr. Peterson was granted an option to purchase 80,000 shares of common stock at an exercise price of $2.50 per share. One fourth of the optioned shares become exercisable commencing on February 23, 2001 and one fourth of the optioned shares become exercisable on each anniversary thereafter, until February 23, 2004. Such shares cannot be exercised after February 23, 2010.

(7) Amount represents the auto allowance paid to the executive officer in the amount of $3,900.

(8)   David Campbell resigned from the Company in May 1999.

(9) Amount consists of (i) the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive in the amount of $3,080 and (ii) the auto allowance paid to the executive officer in the amount of $8,400 and (iii) severance payments paid by the Company.

(10) Amount consists of (i) the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive in the amount of $3,080 and (ii) the auto allowance paid to the executive officer in the amount of $8,400.

STOCK OPTIONS. The following table provides information on grants of stock options during the fiscal year ended June 30, 2000 for each of the Named Executive Officers of the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                             NUMBER OF                 % OF TOTAL
                       SECURITIES UNDERLYING       OPTIONS GRANTED TO
      NAME                OPTIONS GRANTED       EMPLOYEES IN FISCAL YEAR    EXERCISE PRICE     EXPIRATION DATE
------------------     ---------------------    ------------------------    --------------    -----------------
Rebecca E. Boenigk                 0                          0%                    --               --
Thomas G. Peterson            80,000  (1)                    40%               $    2.50      February 23, 2010
David W. Campbell                  0                          0%                    --               --

----------

(1) One fourth of the optioned shares become exercisable commencing on February 23, 2001, and one fourth of the optioned shares become exercisable on each anniversary thereafter, until February 23, 2004. Such stock options cannot be exercised after February 23, 2010.

The following table shows for each of the Named Executive Officers the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 2000, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the Year-end value of the Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED                               AT JUNE 30, 2000              AT JUNE 30, 2000 (1)
                               ON            VALUE REALIZED     -----------------------------     -----------------------------
       NAME               EXERCISE (#)            ($)           EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------     ---------------     --------------     -----------     -------------     -----------     -------------
Rebecca E. Boenigk              0                  0            $       0                   0     $         0     $           0
Thomas G. Peterson              0                  0            $       0              80,000     $         0     $           0
David W. Campbell               0                  0            $       0                   0     $         0     $           0

(1) The closing price per share of the Company's Common Stock on June 30, 2000 was $1.3125 as reported by the Nasdaq Small Cap Market.

EMPLOYMENT AND CONSULTING CONTRACTS. The Company has entered into employment agreements with Rebecca E. Boenigk, the Company's Chairman of the Board and Chief Executive Officer, David W. Ebner, the Company's Vice President of Operations, and Gregory A. Katt, the Company's Vice President and Chief Financial Officer. The initial terms of each of these agreements expired on July 1, 2000, but have been automatically renewed through July 1, 2001, and will continue to be subject to automatic one-year extensions thereafter unless either party gives 90 days written notice of its intention not to renew. The agreement with Mrs. Boenigk provides for a base salary of $204,000, with an annual bonus based on the attainment of targets set by the Board of Directors. Mrs. Boenigk's employment agreement provides that if she is terminated by the Company without cause or for nonperformance due to disability or if she terminates because of breach of the agreement by the Company then Mrs. Boenigk will receive:

    (1) all accrued salary, if applicable;
    (2) employment benefits for 12 months;
    (3) an amount equal to twice her base salary for the preceding year; and
    (4) an amount equal to her bonus for the preceding year.

The agreement with Mr. Ebner provides for a base salary that is $80,450 and an annual bonus based on the attainment of targets set by the Board of Directors. The agreement with Mr. Katt provides for a base salary that is currently $84,000 and an annual bonus based on the attainment of targets set by the Board of Directors. Each of Mr. Ebner's and Mr. Katt's employment agreements provides that if he is terminated by the Company without cause or for nonperformance due to disability or if he terminates because of breach of the agreement by the Company then he will receive:

    (1) all accrued salary, if applicable;
    (2) employment benefits for 12 months;
    (3) an amount equal to his base salary for the preceding year; and
    (4) an amount equal to 50% of his bonus for the preceding year.

The Company recently entered into employment agreements with Thomas G Peterson, the Company's President and Chief Operating Officer, Jaye E. Congleton, the Company's Executive Vice President and Secretary, and Mark E. Benden, the Company's Vice President of Engineering, for a term expiring on March 1, 2003, subject to automatic one-year extensions unless either party gives 90 days written notice of its intention not to renew. The agreement with Mr. Peterson provides for a base salary of $165,000, with an annual bonus based on the attainment of targets set by the Board of Directors. The agreement with Mrs. Congleton provides for a base salary that is $75,000 and an annual bonus based on the attainment of targets set by the Board of Directors. The agreement with Mr. Benden provides for a base salary that is currently $84,000 and an annual bonus based on the attainment of targets set by the Board of Directors. Each of Mr. Peterson's, Mrs. Congleton's and Mr. Benden's employment agreements provides that if he or she is terminated by the Company without cause or for nonperformance due to disability or if he terminates because of breach of the agreement by the Company then he or she will receive:

    (1) all accrued salary, if applicable;
    (2) employment benefits for 12 months;
    (3) an amount equal to his or her base salary for the preceding year; and
    (4) an amount equal to 50% of his or her bonus for the preceding year.

Officers' salaries may be increased at the discretion of the Board of Directors. All agreements contain non-compete (during the term of the agreement and for a specified term ranging from 12 to 18 months thereafter) and confidentiality provisions.

In addition, the Company has entered into a Consulting Agreement, dated as of July 1, 1997, with Dr. Jerome Congleton. Pursuant to this agreement, which terminates on July 1, 2007, Dr. Congleton receives an annual fee of $35,000; provided that Dr. Congleton will receive an annual fee of $90,000, prorated for any partial service, if Jaye E. Congleton is terminated from the Company or if her compensation is decreased. Dr. Congleton has agreed to assign to the Company all right, title and interest in and to any inventions, designs, improvements or discoveries during the term of the agreement. The agreement may be terminated at any time by the written mutual agreement of Dr. Congleton and the Company or by either party in the event that the other party has committed a material breach of any of the provisions of the agreement. For the term of the agreement and for a period of 18 months from the last day of the term of the agreement, Dr. Congleton has agreed not to participate in any manner in any business that is involved in the design, manufacturing, distribution or sale of ergonomic chairs and any other office products in any state or country where the Company is engaged in business or where Dr. Congleton has been involved in strategic planning on behalf of the Company. The agreement also contains non-solicitation and confidentiality provisions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and its knowledge that no Form 5s were required from reporting persons, the Company believes that all such reports were submitted on a timely basis during fiscal year 2000.

                              CERTAIN TRANSACTIONS

COMPANY LOANS. In June 1996, the Company made a loan pursuant to a note in the amount of $32,225 to Mr. Ebner, Vice President of Operations of the Company. The Company received the note pursuant to the terms of an option agreement with Mr. Ebner to cover a portion of the exercise price of stock options to purchase 100,000 shares of common stock at an exercise price of $.22 1/2 per share and to cover the related tax effects. This recourse note bears interest at a rate of 7.5% per annum and matures on December 31, 2000.

ROYALTIES. In March 1997, Dr. Congleton, a consultant to the Company, assigned the rights, title and interest in the patent covering most of the chair models in the Neutral Posture(R) chair line (the "PATENT") to the Company in exchange for $30,000 and 25% of net royalties collected by the Company from third parties for products manufactured, used or sold under license or sublicense of the Patent. On September 3, 1998, the District Court of Brazos County rescinded the original assignment of the Patent from Dr. Congleton to the Company; however, the Court invited Dr. Congleton to re-executed the assignment of the Patent to the Company subject to any restrictions arising out of an earlier settlement agreement. The assignment was re-executed on September 3, 1998. Dr. Congleton also has a written agreement with the Company that grants him a perpetual 3% royalty (exclusive of Texas A&M University's royalty to Dr. Congleton) on the net sales of every ComputERGO(TM) sold by the Company. This product has been discontinued. Dr. Congleton is the spouse of Mrs. Congleton, a director and officer of the Company, and the father of Mrs. Boenigk, a director and officer of the Company.

CONSULTING AGREEMENT. Dr. Congleton has entered into a consulting agreement with the Company. Dr. Congleton's fee is subject to adjustment upon the occurrence of certain events. See "Executive Compensation - Employment and Consulting Agreements."

FUTURE TRANSACTIONS. Although the Company has no present intention to do so, it may in the future enter into other transactions incident to its business with its directors, officers, shareholders and other affiliates. The Company's policy is that any transaction in the future with an affiliated entity, executive officer, shareholder or director will be subject to review and approval by a majority of the Company's directors who have no interest in the transaction and such transaction will be on no less favorable terms than the Company could obtain from unaffiliated parties.

                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders and desired to be included in the Company's proxy statement for that meeting must be received by the Chief Executive Officer, Neutral Posture Ergonomics, Inc., 3904 N. Texas Avenue, Bryan, Texas 77803, no later than June 18, 2001, in order to be included in such proxy statement. If notice of any other shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders is not received by the Company on or before August 31, 2001, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

                                     GENERAL

The 2000 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-KSB, has been mailed to the Company's shareholders with this mailing. The Annual Report does not form any part of the material for the solicitation of proxies.

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.


                                 OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.


                   ****************************************


                                   APPENDIX A

                             Amendment No. 1 to the
                        Neutral Posture Ergonomics, Inc.
                          1997 Omnibus Securities Plan

      The name of the plan is the Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities Plan (the "1997 Plan"). The 1997 Plan was adopted by the Board of Directors of Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), effective as of September 22, 1997. This Amendment No. 1 to the 1997 Plan (the "Amendment") was adopted by the Board of Directors of the Company on August 17, 2000.

      Section 1. The Amendment amends and restates the first paragraph of
Article 5 of the Omnibus Plan in its entirety as follows:

            "Subject to adjustment as provided in ARTICLES 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) five hundred thousand (500,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised."

    Section 2. The remaining provisions of the Omnibus Plan are not modified or changed by this Amendment.

REVOCABLE                                                              REVOCABLE
PROXY                                                                      PROXY

                       NEUTRAL POSTURE ERGONOMICS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) Rebecca E. Boenigk and Gregory A. Katt, or either of them, with full power of substitution and resubstitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present, to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc. (the "COMPANY") to be held on November 10, 2000, at the Brazos Center, 3232 Briarcrest Drive, Bryan, Texas 77802 at 9:00 a.m., local time, and any and all adjournments, continuations and postponements thereof (the "ANNUAL MEETING"), including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

    The Board of Directors recommends a vote FOR the election of the nominees for director and FOR each of the other proposals. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR all proposals presented.

                                                                     SEE REVERSE
                                                                         SIDE

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                   USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.
            NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

               (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                               BACK SIDE OF PROXY
                        NEUTRAL POSTURE ERGONOMICS, INC.
          PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.   [ ]

                                                  For     Withhold    For All
                                                  All       All        Except
1.  ELECTION OF TWO CLASS III DIRECTORS-          [ ]       [ ]         [ ]
     Nominees:
    01 Rebecca E. Boenigk   02 Susan Phillips Bari


______________________________________
      Write exception(s) above

                                                   For    Against     Abstain
2.  Approval of an increase in the number          [ ]      [ ]         [ ]
    of shares available to be issued under
    the 1997 Omnibus Securities Plan from
    200,000 to 500,000.

                                                   For    Against    Abstain
3.  Ratification of appointment of Deloitte &      [ ]      [ ]        [ ]
    Touche LLP as independent public
    accountants for the fiscal year ending
    June 30, 2001.


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     Mark here for address change.      [ ]

     New Address: ______________________________________________
     ___________________________________________________________
     ___________________________________________________________

                        Dated: ___________________________, 2000

     Signature(s)_________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________
     Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. If shares are held of record by a partnership, please sign in full partnership name by an authorized signatory.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Dear Shareholder(s):

      Enclosed you will find material relative to the Company's 2000 Annual Meeting of Shareholders. The Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

      Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

                        NEUTRAL POSTURE ERGONOMICS, INC.